Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-257535 on Form S-4 of GS Acquisition Holdings Corp II of our report dated April 30, 2021, relating to the financial statements of Sun Nuclear Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

September 27, 2021